Exhibit 99.1

GeoPetro Resources Company Spuds Seberaba #1 Well in Bengara-II Block,
                      East Kalimantan, Indonesia


    SAN FRANCISCO--(BUSINESS WIRE)--April 26, 2007--GeoPetro Resources Company ("GeoPetro" or the "Company")(AMEX:GPR) (TSX:GEP.S) today announced that its 12% owned Indonesian subsidiary, Continental-GeoPetro (Bengara-II) Ltd. ("CGB2"), has spudded the first well of its four well exploration drilling campaign planned for this year in the Bengara-II Block, onshore East Kalimantan, Indonesia.

    Drilling of the 13,200 feet deep Seberaba #1 is expected to take 75 to 90 days at a cost of over $6,000,000. The Seberaba #1 will test a large faulted structure ideally located to receive a hydrocarbon charge and trap hydrocarbons. It will test the oil production potential of four separate stratigraphic zones at depths between 4,900 to 13,100 feet.

    The Company's Chairman, President and CEO, Stuart J. Doshi, stated, "The GeoPetro team and its joint venture partners have worked long and hard to get these exciting prospects to the drilling stage. Having been personally involved with Natomas Company for sixteen years, a company that enjoyed substantial success in the oil and gas business in Indonesia, I'm glad that the drilling operations have commenced and look forward to evaluating the commercial potential of the Bengara-II Block. I would like to complement and thank our partners, management, staff, shareholders and supporters for their patience."

    "Since we acquired the Bengara-II PSC in 2000, we have had to overcome certain challenges in addition to the routine technical and operational ones we originally expected. Arranging the necessary financial commitments to drill these wells required a concerted effort over the past several years. Throughout this process, the principal driver has been our confidence in the geological merits of the Bengara-II Block. For GeoPetro, a commercial discovery on any one of this year's four exploration wells could represent a significant addition to shareholder value."

    GeoPetro is an independent oil and natural gas company headquartered in San Francisco, California. GeoPetro currently has projects in the United States, Canada, Indonesia and Australia. GeoPetro has developed a producing property in its Madisonville Project in Texas. Elsewhere, GeoPetro has assembled a geographically diversified portfolio of exploratory and appraisal prospects.

    Cautionary Statements

    This news release contains forward-looking information. Statements contained in this news release relating to future results, events and expectations are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties, scheduling, re-scheduling and other factors which may cause the actual results, performance, schedules or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, those described in the Company's Form S-1 on file with the U.S. Securities and Exchange Commission.

    No stock exchange or regulatory authority has approved or disapproved of the information contained herein. GeoPetro's common shares which trade on the Toronto Stock Exchange contain the ".S" suffix in the trading symbol indicating that the common shares are subject to trading restrictions imposed pursuant to Regulation S under the 1933 Act. In particular, the common shares which trade on the Toronto Stock Exchange may not, for a period of two years from the date of issuance, be offered or sold to persons in the United States or U.S. persons except in transactions exempt from registration under the 1933 Act. Hedging transactions involving the common shares must not be conducted unless in accordance with the 1933 Act.

    CONTACT: GeoPetro Resources Company
             Stuart J. Doshi, 415-398-8186
             President & CEO
             sdoshi@geopetro.com